UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  July 27, 2009

CFS BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

INDIANA
(State or Other Jurisdiction of Incorporation)

000-24611	35-2042093
(Commission File Number)	(IRS Employer Identification No.)

707 Ridge Road, Munster, Indiana	46321
(Address of Principal Executive Offices)	(Zip Code)

(219) 836-5500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02      Results of Operations and Financial Condition

    On July 27, 2009, CFS Bancorp, Inc. (the “Company”) issued a press release reporting its results of operation for the quarter ended June 30, 2009.  A copy of the press release is attached to this Form 8-K as Exhibit 99.1.  The press release, and the information contained therein, are considered furnished to the Securities and Exchange Commission and are not deemed to be filed for any purpose.

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

    The Board of Directors of the Company approved three amendments to the Company’s Bylaws effective as of July 27, 2009, as follows:

(1)
Section 2 of Article I previously contained the name of the Company’s former registered agent.  This section was amended to provide that the Company’s registered agent will be the officer of the Company designated as such from time to time by the Board of Directors.

(2)
Section 1 of Article V provided that no person was eligible for nomination or election as a director who has attained or will attain age 70 in the calendar year of such nomination or election.  This section was amended to delete the requirement for mandatory retirement of directors.

(3)
A new Section 15 of Article V was added.  This new section provides that the Board of Directors will not be governed by newly-enacted Indiana Code 23-1-33-6(c) to the extent that the terms of the directors would be staggered under newly-enacted Indiana Code 23-1-33-6(d).

Item 9.01      Financial Statements and Exhibits

                        (a)        Not applicable.
                        (b)        Not applicable.
                        (c)        Exhibits.
                        (d)        Exhibits.

                        The following exhibits are filed herewith.

Exhibit Number	Description
3.2	Bylaws of the Company, as amended effective July 27, 2009
99.1	Press release dated July 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CFS BANCORP, INC.

Date: July 31, 2009	By:	/s/ Joyce M. Fabisiak
Joyce M. Fabisiak
Vice President